SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACCPAC INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0469911
(State of Incorporation or Organization)	(IRS Employer Identification No.)

6700 Koll Center Parkway

Pleasanton, California 94566

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-101976

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock , $0.01 Par Value

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

The securities being registered pursuant to this Registration Statement on Form 8-A consist of Common Stock of the Registrant.  The information required by this Item 1 is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-101976) filed with the Securities and Exchange Commission on December 18, 2002, under the section captioned “Description of Capital Stock.”

Item 2.    Exhibits

The following exhibits are hereby incorporated by reference:

1.               Amended and Restated Certificate of Incorporation of the Registrant is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-101976) filed with the Securities and Exchange Commission on December 18, 2002.

2.               Amended and Restated Bylaws of the Registrant, as amended, are incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-101976) filed with the Securities and Exchange Commission on December 18, 2002.

3.               Form of Common Stock Certificate is incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-101976) filed with the Securities and Exchange Commission on December 18, 2002.

4.               Forms of Subscription and Registration Rights Agreement and Share Sale Agreement are incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-101976) filed with the Securities and Exchange Commission on December 18, 2002.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized

MICHAEL HOBERG

By:    /S/ Michael Hoberg

          Michael Hoberg

                              Senior Vice President and Chief Financial Officer

Date:  December 20, 2002